Exhibit 10(l)
 FOURTH AMENDMENT TO NOTE AND CREDIT AGREEMENT
This Fourth Amendment to Note and Credit Agreement (this “Fourth Amendment”), is made, delivered and effective as of September 30, 2008, by and between INTERPHASE CORPORATION, a Texas corporation (“Borrower”), and COMERICA BANK, successor by merger with Comerica Bank — Texas (“Bank”).
WHEREAS, Bank has made a revolving loan to Borrower evidenced by that certain Master Revolving Note (as amended, the “Note”) dated July 25, 2003, executed by Borrower and payable to the order of Bank, in the original principal amount of $5,000,000.00, which Note was extended pursuant to the terms and conditions under (i) that certain Amendment to Note and Credit Agreement (the “First Amendment”) dated as of November 1, 2004, executed by and between Borrower and Bank; (ii) that certain Second Amendment to Note and Credit Agreement (the “Second Amendment”) dated as of April 17, 2006, executed by and between Borrower and Bank; and (iii) that certain Third Amendment to Note and Credit Agreement (the “Third Amendment”) dated as of September 21, 2007, executed by and between Borrower and Bank;
WHEREAS, the indebtedness evidenced by the Note is subject to the terms and conditions of that certain Credit Agreement (as amended, the “Credit Agreement”) dated as of July 25, 2003, by and between Borrower and Bank, which was amended by the First Amendment, the Second Amendment and the Third Amendment; and
WHEREAS, Bank and Borrower desire to further amend the Note and Credit Agreement as set forth below.
NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Fourth Amendment, Borrower and Bank agree as follows:
1.
Borrower and Bank hereby agree that the Maturity Date of the Note is hereby extended until July 31, 2010, at which time all outstanding principal, together with all accrued interest which has not been paid, shall be due and payable in full. All references in the Note or the other Loan Documents to the “Maturity Date” shall hereafter be modified to reflect July 31, 2010, as the “Maturity Date”, unless the indebtedness evidenced by the Note is otherwise accelerated following a Default or the occurrence of an Event of Default. The Liens (as defined below) are hereby extended until the Note as extended hereby, and all other obligations and indebtedness secured by the Loan Documents are fully paid and satisfied.

2.
Borrower and Bank hereby acknowledge and agree that, from and after the date hereof, the definition of the term “Revolving Credit Maturity Date”, as set forth in Section 1.1 of the Credit Agreement entitled “Defined Terms”, is hereby modified and replaced in its entirety with the following:

“Revolving Credit Maturity Date” shall now mean July 31, 2010, or such earlier date on which the entire unpaid principal amount of all Revolving Loans becomes due and payable whether by the lapse of time, demand for payment, acceleration or otherwise; provided, however, if any such date is not a business day, then the Revolving Credit Maturity Date shall be the next succeeding business day.”
3.
Borrower and Bank hereby acknowledge and agree that, from and after the date hereof, the definition of the term “Applicable Margin”, as set forth in the Note, is hereby modified and replaced in its entirety with the following:

“Applicable Margin”, as used herein, shall mean 0% for the Prime Rate Balance, and one and one-half percent (1.50%) for each Libor Balance.”
4.
Borrower is responsible for all costs incurred by Bank, including without limit reasonable attorneys’ fees (whether inside or outside counsel is used), with regard to the preparation and execution of this Fourth Amendment.

5.	The execution of this Fourth Amendment shall not be deemed to be a waiver of any Default or the occurrence of an Event of Default.

6.
All the terms used in this Fourth Amendment which are defined in the Note and/or Credit Agreement shall have the same meaning as used in the Note and/or Credit Agreement, unless otherwise defined in this Fourth Amendment.

7.
Borrower waives, discharges, and forever releases Bank, Bank’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Fourth Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as a result of Bank’s actions or omissions in connection with the Note or Credit Agreement, or any amendments, extensions or modifications thereof, or Bank’s administration of the Indebtedness or otherwise, INCLUDING ANY CLAIMS, CAUSES OF ACTION, ALLEGATIONS OR ASSERTIONS RESULTING FROM BANK’S OWN NEGLIGENCE, except and to the extent (but only to the extent) caused by Bank’s gross negligence or willful misconduct.

8.
All Liens which secure or purport to secure the Indebtedness, including the indebtedness evidenced by the Note, are hereby ratified, confirmed, brought forward, renewed, extended and rearranged as security for the Indebtedness. The term “Lien” shall mean any valid and enforceable interest in any property, whether real, personal or mixed, securing an indebtedness, obligation or liability owed to or claimed by any person other than the owner of such property, whether such indebtedness is based on the common law or any statute or contract and including, but not limited to, a security interest, pledge, mortgage, assignment, conditional sale, trust receipt, lease, consignment or bailment for security purposes.

9.	This Fourth Amendment is not an agreement to any further or other amendment of the Note or Credit Agreement.

10.
Borrower expressly acknowledges and agrees that except as expressly amended in this Fourth Amendment, the Note and Credit Agreement, as amended, remain in full force and effect and are ratified, confirmed and restated. This Fourth Amendment shall neither extinguish nor constitute a novation of the Note or indebtedness evidenced thereby.

11.
THIS FOURTH AMENDMENT AND THE OTHER “LOAN AGREEMENTS” (AS DEFINED IN SECTION 26.02(A)(2) OF THE TEXAS BUSINESS & COMMERCE CODE, AS AMENDED) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THIS AGREEMENT AND THE OTHER WRITTEN LOAN AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties have executed and delivered this Fourth Amendment on the date set forth above.

BORROWER:		BANK:

INTERPHASE CORPORATION, COMERICA BANK a Texas corporation

By:	/s/ Tom Tipton Tom Tipton Chief Financial Officer	By:	/s/ Ruth Ann Firestone Ruth Ann Firestone, Vice President — Texas Division